AMENDMENT NO. 2 TO OPTION AGREEMENT

This Amendment No. 2 (the “Amendment”) to the Option Agreement dated as of January 26, 2012 (the “Original Agreement”) is entered into to be effective as of the 3rd day of May 2012, by and between Pershing Gold Corporation f/k/a Sagebrush Gold Ltd., a Nevada corporation, with principal executive offices located at 1658 Cole Boulevard, Building 6, Suite 210, Lakewood CO 80401 (“Pershing”), and American Strategic Minerals Corporation, a Nevada corporation, with principal executive offices located at 31161 Highway 90, Nucla, CO 81424 ( “Amicor”).

WHEREAS, Pershing and Amicor entered into Amendment No. 1 to the Original Agreement on April 24, 2012 (“Amendment No. 1”) in order to amend the definition of “Expiration Date” as set forth in the Original Agreement; and

WHEREAS, Pershing and Amicor desire to further amend the definition of “Expiration Date”.

NOW THEREFORE, in consideration of the above, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Section 2 of the Original Agreement shall be amended and restated as follows:

“Buyer’s Option to acquire the Properties evidenced by this Option Agreement shall expire and automatically terminate at 11:59 p.m., M.D.T. on June 15, 2012 (the “Expiration Date”) if the Option is not exercised by Buyer prior to that date.”

2.
All other terms and provisions of the Original Agreement in direct conflict with the amendments specifically set forth herein are hereby amended to conform to these amendments; and except for these amendments, all other terms and conditions of the Original Agreement shall remain unamended hereby and in full force and effect.

3.
This Amendment, together with the Original Agreement, embodies the entire agreement and understanding between Pershing and Amicor relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

4.
If any provision of this Amendment, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Amendment, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

5.
This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same agreement.  A facsimile transmission of this signed Amendment shall be legal and binding on all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly caused this Amendment to be executed and delivered on the date first written above.

PERSHING GOLD CORPORATION	AMERICAN STRATEGIC MINERALS CORPORATION

/s/ Stephen Alfers	/s/ George Glasier
By: Stephen Alfers	By: George Glasier
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer